Exhibit 1.1

EXECUTION VERSION

HILL INTERNATIONAL, INC.

8,500,000 Common Shares

Common Stock, $.0001 par value per share

UNDERWRITING AGREEMENT

July 31, 2014

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio  44114

Ladies and Gentlemen:

Hill International, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 8,500,000 shares (the “Firm Shares”) of common stock, $.0001 par value per share, of the Company (the “Common Stock”). In addition, the Company has granted to the Underwriters an option to purchase up to an aggregate of 1,275,000 additional shares of Common Stock (the “Optional Shares”), if and to the extent that the Representative, as manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters, as provided in Section 2 hereof. The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Shares.”

1.                                      Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-175822), including a form of prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), including all information and documents incorporated or deemed incorporated by reference therein under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) under the Securities Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated July 28, 2014 describing the Shares and the offering thereof, together with the Base Prospectus, is herein called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof that is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is herein called the “Time of Sale Prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet the requests of purchasers pursuant to Rule 173 under the Securities Act. Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, the “Applicable Time” is 6:30 p.m. (Eastern time) on July 31, 2014. As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement,” “preliminary prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

(b)                                 The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  No order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each preliminary prospectus, the Time of Sale Prospectus and the

Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act, and did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by or on behalf of the Representative expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(c)                                  The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule II hereto, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule II or Schedule III hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(d)                                 The  Registration Statement has been declared effective by the Commission under the Securities Act and  any Rule 462(b) Registration Statement became automatically effective under the Securities Act upon its filing with the Commission.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been initiated or are pending or, to the Company’s knowledge, are contemplated by the Commission.

(e)                                  The Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will comply, in each case in all material respects, with the Securities Act. The Registration Statement, and any post-effective amendment thereto, does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any supplements thereto, as of its date or the date of such supplement and on each Delivery Date (as defined below), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

(f)                                   The Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Time of Sale Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(g)                                  At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 was filed with the Commission, the Company met the applicable requirements for use of Form S-3 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”).

(h)                                 The documents incorporated by reference or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Disclosure Package or the Prospectus or any supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     The Company has been duly incorporated and is validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware, with the requisite power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse change in the financial condition, business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The term “subsidiary” (collectively, “subsidiaries”) means any “subsidiary” of the Company as defined in Rule 405 of the Securities Act.

(j)                                    The subsidiaries of the Company listed on Schedule IV hereto are the only “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company as of December 31, 2013.

(k)                                 Each subsidiary of the Company has been duly incorporated or organized, as applicable, and is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority (corporate or limited liability company, as applicable) to own and lease its properties and conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus, all of the outstanding capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             The duly authorized, issued and outstanding capital stock of the Company is as set forth under the caption “Description of Capital Stock” in the Disclosure Package and the Prospectus as of the date set forth therein; all of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in the Disclosure Package and the Prospectus; except as described in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company.

(n)                                 The Common Stock conforms in substance in all material respects to all statements in relation thereto contained in the Registration Statement,

the Disclosure Package and the Prospectus; the Shares have been duly authorized, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Disclosure Package and the Prospectus.

(o)                                 Other than as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

(p)                                 No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except (i) such as have been made or obtained under the Securities Act, or (ii) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or “blue sky” laws.

(q)                                 The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default (other than any default that has been waived) under (i) the certificate of incorporation, by-laws, limited liability company agreement or similar organizational documents of the Company or any of its subsidiaries, as applicable, (ii) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of its subsidiaries or any of their property, assets or operations; except in the case of clause (ii), where such conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(r)                                    None of the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, by-laws, limited liability company agreement or similar organizational documents, as applicable, or (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; except, in the case of clause (ii), where such defaults would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   The Company and its subsidiaries own no real property. The Company and its subsidiaries have good and marketable title to all other property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as are described in the Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property or do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds the properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary of the Company has received notice that a material claim has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary of the Company to the continued possession of the leased or subleased property under any such lease or sublease.

(t)                                    Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses now operated by them; (ii) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (iii) all of the Governmental Licenses are valid in full force and effect; and (iv) neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(u)                                 Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; and no such actions, suits, arbitrations or proceedings have been threatened in writing or, to the Company’s knowledge, are contemplated. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(v)                                 The Company and its subsidiaries and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all applicable law. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such subsidiary of the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under Title IV of ERISA). Neither the Company, its subsidiaries nor, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA, (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

(w)                               The Company and its subsidiaries own, possess or can acquire on commercially reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is, or has been, in violation of any federal, state, local or foreign statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, polychlorinated biphenyls or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries possess all permits, authorizations and approvals required under any applicable Environmental Laws and are, and at all times have been, each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order or obligation for clean-up remediation or corrective action, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of, or liability under, any Environmental Laws.

(y)                                 The Company and its subsidiaries have (i) except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, filed on a timely basis all federal, state, local and foreign income and franchise tax returns required to be filed or have properly requested extensions thereof; and (ii) paid all taxes shown as due on such tax returns (including any related assessments, fines or penalties), except for those currently payable without penalty or interest and those taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided.  No tax deficiency has been asserted against the Company or any of its subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, a Material Adverse Effect.

(z)                                  The Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering professional liability, as well as for claims involving bodily injury and property damage. The Company has no reason to believe that it nor any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. During the last three years, neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa)                          The Company and each of its subsidiaries are in compliance with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)                          Except as set forth in the Disclosure Package and the Prospectus, none of its subsidiaries is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to such subsidiary from the Company or (iii) transferring any property or assets to the Company or any other subsidiary of the Company.

(cc)                            The consolidated financial statements of the Company (including its predecessors) included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present in all material respects the financial condition of the Company and its subsidiaries as of the respective dates indicated and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the respective periods specified, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved , subject, in the case of the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2013), and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules of the Company are required to be included in the Registration Statement. The summary and selected consolidated financial data of the Company included in the Registration Statement, the Disclosure Package and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus. The other financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and present fairly, in all material respects, the information shown thereby. The Registration Statement, the Disclosure Package and the Prospectus include all financial and other information required to be included in connection with the presentation of “non-GAAP financial measures” (as defined in Item 10 of Regulation S-K) therein, and the presentation of such non-GAAP financial measures therein complies with Regulation G and Item 10 of Regulation S-K, as applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus that are not so disclosed. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)                          Neither the Company nor any of its subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus any loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth in the Time of Sale Prospectus and the Prospectus. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any (i) material change in the capitalization of the Company or its subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) transaction that is material to the Company and its subsidiaries contemplated or entered into by the Company or any of its subsidiaries, (iv) obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its subsidiary that is material to the Company and its subsidiaries taken as a whole, (v) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or (vi) Material Adverse Effect, in each case otherwise than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)                            EisnerAmper LLP, during the periods covered by the consolidated financial statements of the Company (including its predecessors) and the related schedules and notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus on which they reported were, and currently are, independent registered public accountants as required by the Securities Act and the Exchange Act.  EisnerAmper LLP is registered with the Public Company Accounting Oversight Board.

(ff)                              Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)                            The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  As of the date hereof, the Company is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Public Company Oversight Board Standard No. 5) in the Company’s internal control over reporting, whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(hh)                          The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established.

(ii)                                  Neither the Company or any of its subsidiaries nor any of their respective directors, members or managers, as applicable, or officers, in their capacities as such, is in breach or violation of any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(jj)                                Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(kk)                          The Common Stock is registered under Section 12(b) of the Exchange Act, and the Shares are listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(ll)                                  The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package or the Prospectus, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended.

(mm)                  Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, agents, employees, affiliates or persons acting on behalf of the Company or any of its subsidiaries (other than any action taken by the Underwriters, as to which the Company makes no representation) has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M under the Exchange Act (“Regulation M”).

(nn)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)                          The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any agent or employee nor, to the knowledge of the Company, after due inquiry, any director, officer, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.                                      Sale, Purchase and Delivery of Shares.

(a)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters the Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, each Underwriter agrees, severally and not jointly, to purchase from the Company at $4.0163 per share (the “Purchase Price”) the respective number of Firm Shares set forth opposite their name on Schedule I hereto.

(b)                                 On the basis of the representations, warranties and agreements contained in this Agreement, and subject to its terms and conditions, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Optional Shares or any portion thereof from the Company at the Purchase Price. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Optional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Delivery Date for the Firm Shares nor later than ten business days after the date of such notice; provided, however, that if notice is received prior to the Delivery Date, the purchase date will be the Delivery Date.  On each Optional Delivery Date, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased on such Optional Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)                                  The several Underwriters propose to offer the Shares for sale upon the terms and conditions and in the manner set forth in the Prospectus.

(d)                                 The Shares to be purchased by each Underwriter hereunder, in definitive or global form as specified by the Representative, and in such authorized denominations and registered in such names as the Representative may request, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of DTC, for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance.  The date of such delivery and payment shall be, with respect to the Firm Shares, August 6, 2014 or such other time and date as the

Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, on the date specified by the Representative in the written notice given by the Representative of its election to purchase such Optional Shares, or such date as the Representative and the Company may agree upon in writing. Such date for delivery of the Firm Shares is herein called the “First Delivery Date,” such date for delivery of the Optional Shares, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)                                  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3.                                      Certain Agreements of the Company.  The Company covenants and agrees with each of the Underwriters:

(a)                                 To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under (or obtain exemptions from the application of) the securities or “blue sky” laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications (or exemptions) in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares).

(b)                                 If, after the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)                                  To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; during the period beginning on the date hereof and ending on the date, which in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Shares, to make no further amendment or any supplement to the Registration Statement or Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act) which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly, and in any event within the time periods specified, all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or any other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(d)                                 No later than 12:00 p.m., Eastern time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and upon its request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)                                  To make generally available to its securityholders via EDGAR within the required time periods after the effective date of the Registration Statement

(as the term “effective date” is defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

(f)                                   During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or any securities that are substantially similar to the Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to Common Stock, or publicly announce the intention to do any of the foregoing (other than pursuant to equity incentive plans existing on the date of this Agreement), without the prior written consent of the Representative, provided, however, that, notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this Section 3(f) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the 90-day restricted period, (A) the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (1) the shares of Common Stock are “actively traded securities” (as defined in Regulation M), (2) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by FINRA Conduct Rule 2711(f)(4) and (3) the provisions of FINRA Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the 90-day restricted period (before giving effect to such extension) and (B) the Representative concurs, in its reasonable judgment, with such certifications.  The foregoing sentence shall not prohibit the issuance of any shares of Common Stock or options to purchase Common Stock or other Common Stock-based awards, in each case granted pursuant to any equity compensation plan or agreement referred to in the Prospectus.

(g)                                  During a period of two years from the effective date of the Registration Statement, to deliver or to make available via EDGAR to the Representative promptly after they become available, copies of any reports and financial statements furnished by the Company to its stockholders or filed with the

Commission, FINRA or any national securities exchange on which the Common Stock is listed.

(h)                                 To engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(i)                                     Prior to termination of the underwriting syndicate contemplated by this Agreement, not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company.

(j)                                    To cause each person listed on Exhibit B hereto to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto.

(k)                                 To comply with all of the provisions of any undertakings in the Registration Statement.

(l)                                     If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(m)                             If the Underwriters have not purchased all of the Optional Shares on or prior to August 11, 2014, the Company shall file a new registration statement (the “Optional Shares Registration Statement”) pursuant to and in compliance with Rule 415(a)(6) under the Securities Act no later than August 15, 2014.  After the filing of the Optional Shares Registration Statement, the term “Registration Statement” shall be deemed to include the Optional Shares Registration Statement.  The Company represents and warrants that the Optional Shares Registration Statement will register under the Securities Act any Optional Shares that the Underwriters have not purchased prior to the filing of the Optional Shares Registration Statement.

4.                                      Additional Agreements.

(a)                                  The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act).  Each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus.  Any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II or Schedule III hereto.

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.  The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

5.                                      Expenses.  The Company will pay or cause to be paid:  (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of this Agreement, any underwriting and selling group documents, a “blue sky” Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(a) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” Memorandum; (d) if applicable, all fees and expenses in connection with listing the Shares on the NYSE; (e) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (f) the cost of preparing share certificates; (g) the cost and charges of any transfer agent or registrar; and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Except as specifically provided in clauses (c) and (e) above, the

Company shall have no liability for fees or disbursements of counsel for the Underwriters in connection with the transactions contemplated by this Agreement.

6.                                      Conditions of the Obligation of the Underwriters.  The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 3(c) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and (ii) any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Duane Morris LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative.

(d)                                 Jones Day, counsel for the Underwriters, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative.

(e)                                  The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representative, from EisnerAmper LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter shall use a “cut-off date” not earlier than the third day prior to such Delivery Date.

(f)                                   The Company will, on each Delivery Date, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, dated such Delivery Date, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date thereof and provided that any reference therein to the First Delivery Date shall be deemed to refer to the applicable Delivery Date on which such certificate is delivered; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date;

(ii)                                  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)                               No stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iv)                              When the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(v)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Prospectus, except as set forth in the Disclosure Package and the Prospectus, there has not been any (a) transaction or event which has a Material Adverse Effect, (b) change in the capitalization of the Company or any subsidiary that is material to the Company and its subsidiaries taken as a whole, (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any subsidiary that is material to the Company and its subsidiaries taken as a whole or (d) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g)                                  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any loss or interference with its business, otherwise than as set forth in the Disclosure Package and the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capitalization of the Company or change, or any development or event involving a prospective change, on the condition (financial or otherwise), business, properties, business prospects or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(h)                                 On or after the date hereof, there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the NYSE or the Nasdaq Stock Market, (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by United States federal or New York or Delaware state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(i)                                     The Representative shall have received from each person listed on Exhibit B hereto an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Exhibit A.

(j)                                    The Representative shall have received from the Company, on each of the date hereof and each Delivery Date, a certificate of the Chief Financial Officer of the Company substantially to the effect set forth in the form attached hereto as Exhibit C.

(k)                                 The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information described in Section 7(b) hereof.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for inclusion therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. The Company hereby acknowledges that the only written information that the Underwriters have furnished to the Company expressly for use in the Time of Sale Prospectus and the Prospectus consists solely of the statements set forth in the Time of Sale Prospectus and the Prospectus in the table in the first paragraph and as set forth in the fifth paragraph, the tenth paragraph, the eleventh paragraph and the thirteenth paragraph under the caption, “Underwriting.”

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Sections 7(a) or 7(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Sections 7(a) or 7(b) hereof.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any local counsel).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters, respectively, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.                                      Default of the Several Underwriters.  If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule I hereto bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination.  In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

9.                                      Termination.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Shares or the Optional Shares, respectively, if, prior to each of the respective Delivery Dates, any of the events described in Sections 6(g) or 6(h) hereof shall have occurred or if the Underwriters shall decline to purchase such Shares for any reason permitted under this Agreement other than pursuant to Section 8.  In such case, the Company shall have no liability hereunder except as provided by Sections 5, 7 and 10 hereof.

10.                               Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement other than pursuant to Section 8 (including the termination of this Agreement pursuant to Section 9 hereof, other than by reason of the occurrence of any event specified in Sections 6(h)(i), (iii), (iv) or (v) hereof, but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Company shall pay the full amount thereof to the Underwriters.

11.                               Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets, 127 Public Square, 6th Floor, Cleveland, OH  44114 Attention: Equity Syndicate Department (Facsimile: 216-689-0845), with a copy to Legal (Facsimile: 216-589-4121); and with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki, Esq. (Facsimile:  216-579-0212; Telephone:  216-586-7103); and

(b)                                 if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 303 Lippincott Centre, Marlton, NJ  08053, Attention: William Dengler (Facsimile: 856-810-9407; Telephone: 856-810-6257); with a copy (which shall not constitute notice) to Duane Morris LLP, 30 South 17th Street, Philadelphia, PA  19103-4196, Attention:  Darrick M. Mix, Esq. (Facsimile:  215-405-2906; Telephone:  215-979-1206).

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 7(b) hereof shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.                               Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14.                               Absence of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

16.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

17.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
	Title:	Chairman and Chief Executive Officer

Accepted and agreed by:

KEYBANC CAPITAL MARKETS INC.
Acting as Representative of the
Several Underwriters named
in attached Schedule I

By:	/s/ Mason Wynocker
	Name:	Mason Wynocker
	Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased

KeyBanc Capital Markets Inc.	5,100,000
William Blair & Company, L.L.C.	1,275,000
Houlihan Lokey Capital, Inc.	1,275,000
Boenning & Scattergood, Inc.	382,500
Sidoti & Company, LLC	382,500
SG Americas Securities, LLC	85,000
Total	8,500,000

I-1

SCHEDULE II

Materials other than the Time of Sale Prospectus that comprise the Disclosure Package:

Net Roadshow dated July 28, 2014

Price to public $4.25 per share

Number of shares offered 8,500,000 (or 9,775,000 shares if the Underwriters exercise their option to purchase additional shares in full)

SCHEDULE III

Issuer Free Writing Prospectuses not included in the Disclosure Package:

None.

III-1

SCHEDULE IV

Significant Subsidiary	Jurisdiction of Organization
Hill International N.V.	Netherlands
TCM Group	California
Hill International Engineering Consultancy, LLC	Oman
Hill International (Bucharest) SRL	Romania
Hill International (Spain) S.A.	Spain
James R. Knowles (Holdings) Ltd.	England
Hill Facilities Management Limited	Egypt
Hill International (Middle East) Ltd.	British Virgin Islands
Hill International Brasil Participacoes, LTDA	Brazil
Knowles Consultancy Services Inc.	Canada

VI-1

Exhibit A

FORM OF LOCK-UP LETTER AGREEMENT

, 2014

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio  44114

Ladies and Gentlemen:

The undersigned understands that you, as Representative (the “Representative”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hill International, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares of the common stock of the Company, $.0001 par value per share per share (the “Common Stock”).  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that the Company, you and the other Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.  Capitalized terms not defined herein shall have the same meaning as used in the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of KeyBanc Capital Markets Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period” ). Notwithstanding the foregoing, during the Lock-Up Period the undersigned shall be entitled to transfer and assign shares of Common Stock (i) as a bona fide gift or gifts, (ii) to any trust or limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by will or intestacy or (iv) to a charity or educational institution; provided, in each case, that (w) such transfer shall not involve a disposition for value, (x) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Letter Agreement, (y) such transfers are not required to be reported in any public report or filing with the Securities and Exchange

Commission during such Lock-Up Period, or otherwise and (z) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during such Lock-Up Period.

Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless KeyBanc Capital Markets Inc. waives, in writing, such extension, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the initial Lock-up Period, (a) the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the shares of Common Stock are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933 in the manner contemplated by FINRA Conduct Rule 2711(f)(4) and (iii) the provisions of FINRA Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension) and (b) KeyBanc Capital Markets Inc. concurs, in its reasonable judgment, with such certifications.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by KeyBanc Capital Markets Inc. to the Company and that pursuant to the Underwriting Agreement, the Company will deliver written notice of any such extension to the undersigned and that any such notice properly delivered by the Company to the undersigned will be deemed to have been given to, and received by, the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Exhibit B

Persons to Execute Lock-Up Letter Agreements:

Camille S. Andrews

Brian W. Clymer

William H. Dengler, Jr.

Catherine H. Emma

Ronald F. Emma

John Fanelli III

Alan S. Fellheimer

Raouf S. Ghali

Steven M. Kramer

Gary F. Mazzucco

David L. Richter

Irvin E. Richter

Frederic Z. Samelian

Thomas J. Spearing III

C-1

Exhibit C

CFO Certificate

[             ] [    ], 2014

I, John Fanelli III, do hereby certify that I am the Senior Vice President and Chief Financial Officer of Hill International, Inc. (the “Company”), and, solely in my capacity as such, and based upon an examination of the Company’s consolidated financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify that:

1.                                      I am providing this certificate in connection with the offering by the Company of 8,500,000 shares (or 9,775,000) shares if the Underwriters (as defined below) exercise their option to purchase additional shares in full) of the Company’s common stock, $0.0001 par value (the “Securities”), pursuant to (a) an underwriting agreement dated as of July 31, 2014 (the “Underwriting Agreement”) by and between the Company and KeyBanc Capital Markets Inc., acting as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) and (b) the registration statement on Form S-3 (No. 333-175822) filed by the Company under the Securities Act of 1933, as amended (the “Registration Statement”), the base prospectus dated August 18, 2011 included as part of the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated July 28, 2014, [and the prospectus supplement dated [      ], 2014] (together with the Base Prospectus, the “Prospectus”), relating to the Securities.

2.                                      I am familiar with the accounting, operations and records systems of the Company and its consolidated subsidiaries.  I have read and am familiar with the disclosures contained in the Prospectus.  I have supervised the compilation of, and reviewed the financial statements and other financial data included in the Prospectus.

3.                                      I have reviewed the unaudited financial information as of and for the three months ended June 30, 2014 included in the Prospectus under the caption “Prospectus Supplement Summary—Recent Developments, Preliminary Results” and identified by the Underwriters in Exhibit A hereto (the “Second Quarter Disclosure”).

4.                                      I or members of my staff who are responsible for the Company’s financial and accounting matters have compiled the Second Quarter Disclosure.  The Second Quarter Disclosure has been derived from the accounting records of the Company.

5.                                      To the best of my knowledge, the Second Quarter Disclosure fairly presents, in all material respects, the financial information identified therein.

6.                                      To the best of my knowledge, except as otherwise disclosed in the Second Quarter Disclosure, the Second Quarter Disclosure has been prepared in conformity with generally accepted accounting principles in the United States for interim financial information applied on a consistent basis.

7.                                      To the best of my knowledge, nothing has come to the Company’s attention that causes it to believe that the Second Quarter Disclosure will be inconsistent in any material respect with the unaudited consolidated financial information as of and for the three months ended June 30, 2014 to be included in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2014.

I understand that this certificate is being furnished to the Underwriters solely to assist them in conducting their due diligence investigation of the Company and its subsidiaries in connection with the offering of the Securities.  This certificate may not be relied upon for any other purpose or by any other party.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer’s certificate on behalf of the Company as of the date first written above.

By:
	Name:	John Fanelli III
	Title:	Senior Vice President and Chief Financial Officer